UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2025

VITAL ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street	Suite 1000
Tulsa	Oklahoma	74120
(Address of principal executive offices)		(Zip code)
 Registrant's telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, Lisa M. Lambert, a member of the Board of Directors (the "Board") of Vital Energy, Inc. (the "Company") and a member of the Compensation Committee and Nominating, Corporate Governance, Environmental and Social Committee of the Board (the "Nominating and Governance Committee"), notified the Company that she would be resigning from the Board effective May 23, 2025. Ms. Lambert's decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On May 21, 2025, the Board decreased the size of the Board from ten (10) to nine (9) directors, effective May 23, 2025. In addition, the Board approved adjustments to certain of the Board's committees. Effective immediately, John Driver joined the Compensation Committee and rotated off of the Audit Committee and William E. Albrecht joined the Nominating and Governance Committee and rotated off of the Finance Committee. Except as described in this Item 5.02, all other Board committee assignments remain unchanged.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 22, 2025, upon the recommendation of the Board, the Company's stockholders were requested to: (1) elect three Class III directors for a three-year term; (2) ratify the selection of Ernst & Young ("EY") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025; and (3) hold an advisory vote approving the compensation of our named executive officers.

As of March 25, 2025, the record date for the Annual Meeting, there were 38,701,810 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and a total of 32,698,565 shares (approximately 84.48%) were represented in person or by proxy at the Annual Meeting, constituting a quorum. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Proxy Statement:

1.The election of each of the three Class III directors for a three-year term was approved. The results of the vote were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
William E. Albrecht	26,646,392	901,823	628,978	4,521,372
Frances Powell Hawes	26,327,731	1,214,052	635,410	4,521,372
John Driver	26,710,354	829,517	637,322	4,521,372

2.The proposal to ratify the selection of EY as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved. The results of the vote were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
31,625,671	415,272	657,622	0

3.The compensation of our named executive officers was approved on a non-binding, advisory basis. The results of the vote were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
22,373,812	5,126,860	676,521	4,521,372

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: May 27, 2025	By:	/s/ Mark Denny
Mark Denny
Executive Vice President—General Counsel and Secretary